UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A (AMENDMENT NO. 1)

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 23, 2019

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A amends Current Report on Form 8-K originally filed by Condor Hospitality Trust, Inc. with the Securities and Exchange Commission on September 23, 2019 (the "Original Filing") solely to add a tag for Item 5.07 in the Edgar header which was omitted from the Original Filing.  There have been no other changes to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the shareholders of Condor Hospitality Trust, Inc. (the “Company”) was convened at 10:00 a.m. Eastern time on September 23, 2019. Of the 11,915,484 shares of the Company’s common stock, par value $0.01 per share (the “common stock”), outstanding at the close of business on August 26, 2019, the record date for the Special Meeting, 9,772,820 shares of common stock were present or represented by proxy at the Special Meeting. All 925,000 shares of the Company’s Series E Cumulative Convertible preferred stock  (the “Series E preferred stock”), outstanding at the close of business on August 26, 2019, the record date,  for the Special Meeting were present or represented by proxy at the Special Meeting.  At the Special Meeting, the Company’s shareholders voted on three matters (except that holders of the Series E preferred stock only voted upon the first matter described below):

(1) to adopt and approve (a) the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of July 19, 2019, by and among the Company, Condor Hospitality Limited Partnership, a Virginia limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”), NHT Operating Partnership LLC, a Delaware limited liability company (the “Parent”), NHT REIT Merger Sub, LLC, a Delaware limited liability company (the “Merger Sub”), and NHT Operating Partnership II, LLC, a Virginia limited liability company (“Merger OP” and, together with Parent and Merger Sub, the “Parent Parties”), pursuant to which Parent will acquire the Company through (i) a merger of Merger Sub with and into the Company, with the Company surviving the merger (the “Company Merger”), and (ii) a merger of Merger OP with and into the Operating Partnership, with Merger OP surviving the merger (the “Partnership Merger”, and with the Company Merger, the “Mergers”) and (b) the transactions contemplated by the Merger Agreement, including, without limitation, the Company Merger (collectively, the “Merger Proposal”);

 (2) a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Company Merger (the “Advisory Compensation Proposal”); and

 (3) a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The final voting results for each proposal are set forth below.

Proposal One:  The Merger Proposal was approved by the requisite votes of the holders of the Company’s common stock and holders of the Company’s Series E preferred stock.  The voting results regarding this proposal are as follows:

Common Stock

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,746,922	15,808	10,090	0

Series E Preferred Stock

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
925,000	0	0	0

Proposal Two:  The Advisory Compensation Proposal was approved by the requisite vote of the holders of the Company’s common stock.  The voting resulting regarding this proposal are as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,324,814	434,408	13,598	0

Proposal Three: The Adjournment Proposal was approved by the requisite vote of the holders of the Company’s common stock.  The voting results regarding this proposal are as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
9,732,325	30,063	10,432	0

Although Proposal Three was approved, adjournment of the Special Meeting was not necessary or appropriate because the Company’s stockholders approved the Merger Proposal.

The Mergers remain subject to the satisfaction or waiver of certain closing conditions that have not yet been satisfied, including receipt of certain third-party consents and other customary closing conditions.

Item 8.01. Other Events.

On September 23, 2019, the Company issued a press release announcing the approval of the Merger Proposal by the shareholders of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No. 99.1 Press Release, dated September 23, 2019 (incorporated by reference to Exhibit 99.1 filed with the Company’s Form 8-K dated September 23, 2019 (001-34087)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: September 26, 2019	By:	/s/ Arinn Cavey
Name: Arinn Cavey
Title: Interim Chief Financial Officer and Chief Accounting Officer